                          LEHMAN BROTHERS HOLDINGS INC.

                           Contingent Payout Notes Due
                    November 11, 2007 Linked to the adjusted
               relative performance of the S&P 100(R) Index (OEX)
                       vs. the Russell 2000(R) Index (RTY)

Number R-1                                                            $2,000,000
ISIN US524908UA63                                                CUSIP 524908UA6

See Reverse for Certain Definitions

THIS SECURITY (THIS "SECURITY") IS A GLOBAL SECURITY WITHIN THE MEANING OF THE
INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY
OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR
SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS
A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE
DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE
DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH
SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT
FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS
REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE &
CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE &
CO., HAS AN INTEREST HEREIN.

          LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the
"Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company in the Borough of
Manhattan, The City of New York, on the Stated Maturity Date, in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, for each $1,000 principal amount of the Securities represented hereby, an amount equal to the Maturity
Payment Amount. THE SECURITIES REPRESENTED HEREBY SHALL NOT BEAR ANY INTEREST.

          Any amount payable on the Stated Maturity Date hereon will be paid only upon presentation and surrender of this Security.

                                                                               2

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY
SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES
HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          "Standard & Poor's," "S&P," "S&P 100," and "100" are trademarks of
McGraw Hill, Inc. and have been licensed for use by the Company. "Russell 2000
Index" is a trademark of the Frank Russell Company and has been licensed for use by the Company. The Securities, linked to the performance of the S&P 100 Index relative to the performance of the Russell 2000 Index, are not sponsored, endorsed, sold or promoted by Standard & Poor's or the Frank Russell Company and
neither Standard & Poor's nor the Frank Russell Company makes any representation regarding the advisability of investing in the Securities.

          This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the
Trustee under the Indenture referred to on the reverse hereof.

                                                                               3

          IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its
President, its Chief Financial Officer, one of its Vice Presidents or its
Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated: November 10, 2006                LEHMAN BROTHERS HOLDINGS INC.

                                        By: /s/ James J. Killerlane III
                                            ------------------------------------
                                            Name: James J. Killerlane III
                                            Title: Vice President

                                        Attest: /s/ Jin Lee
                                                --------------------------------
                                                Name: Jin Lee
                                                Title: Assistant Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: November 10, 2006

CITIBANK, N.A.
   as Trustee

By: /s/ Wafaa Orfy
    ---------------------------------
    Name: Wafaa Orfy
    Title: Authorized Signatory

                                                                               4

                               Reverse of Security

          This Security is one of a duly authorized series of Securities of the
Company designated as Contingent Payout Notes Due November 11, 2007 Linked to
the adjusted relative performance of the S&P 100(R) Index (OEX) vs. the Russell
2000(R) Index (RTY) (herein called the "Securities"). The Company may, without the consent of the holders of the Securities, create and issue additional notes ranking equally with the Securities and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the
Securities; provided that no additional notes can be issued if an Event of
Default has occurred with respect to the Securities. This series of Securities is one of an indefinite number of series of debt securities of the Company, issued and to be issued under an indenture, dated as of September 1, 1987, as amended (herein called the "Indenture"), duly executed and delivered by the
Company and Citibank N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

          The Maturity Payment Amount, at the request of the Trustee, shall be determined by the Calculation Agent pursuant to the Calculation Agency
Agreement.

          All percentages resulting from any calculation with respect to the
Securities will be rounded at the Calculation Agent's discretion.

          The Trustee shall fully rely on the determination by the Calculation
Agent of the Maturity Payment Amount and shall have no duty to make any such determination.

          This Security is not subject to any sinking fund.

          If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the
Indenture will be equal to the Maturity Payment Amount calculated as though the date of acceleration was the Stated Maturity Date and the date three Business
Days prior thereto was the Valuation Date.

          The Indenture contains provisions permitting the Company and the
Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, if any, or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon, if any, payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or

                                                                               5

impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each
Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series
Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, or the principal of, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount with respect to this
Security.

          The Securities are issuable in denominations of $1,000 and any whole multiples of $1,000.

          The Company, the Trustee, and any agent of the Company or of the
Trustee may deem and treat the registered holder (the "Holder") hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

          No recourse for the payment of the principal of, premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any
Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security
Register, upon surrender of this Security for registration of transfer at the
Corporate Trust Office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the
Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of

                                                                               6

this series or of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Company intends to treat, and by purchasing this Security, the
Holder agrees to treat, for all tax purposes, this Security as a cash-settled financial contract giving rise to capital gain or loss, rather than as a debt instrument.

          THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Set forth below are definitions of the terms used in this Security.

          "AMEX" shall mean the American Stock Exchange LLC.

          "Business Day", notwithstanding any provision in the Indenture, shall mean any day that is not a Saturday, a Sunday or a day on which the NYSE, Nasdaq or AMEX is not open for trading or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

          "Calculation Agency Agreement" shall mean the Calculation Agency
Agreement, dated as of November 10, 2006, between the Company and the
Calculation Agent, as amended from time to time, or any successor calculation agency agreement.

          "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Maturity Payment Amount and the Redemption Price, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.

          "Close of Trading" shall mean, in respect of any Relevant Exchange, the scheduled weekday closing time on a day on which the Relevant Exchange is scheduled to be open for trading for its respective regular trading session, without regard to after hours or any other trading outside of the regular trading session hours.

          "Closing Index Level" shall mean, with respect to any day, (i) in the case of the S&P 100 Index or any Successor Index, the closing level of the S&P
100 Index or such Successor Index, as the case may be, as reported by S&P or the publisher of such Successor Index, as the case may be, on such day or as determined by the Calculation Agent pursuant to the Calculation Agency
Agreement, or (ii) in the case of the Russell 2000 Index or any Successor Index, the closing level of the Russell 2000 Index or such Successor Index, as the case may be, as reported by Russell or the publisher of such Successor Index, as the case may be, on such day or as determined by the Calculation Agent pursuant to the Calculation Agency Agreement.

          "Company" shall have the meaning set forth on the face of this
Security.

          "Early Redemption Determination Date" shall mean the first Scheduled
Trading Day (other than November 7, 2006 and the Valuation Date) on which the
Relative Performance is less than -70%.

                                                                               7

          "Final Relative Performance" shall equal the Relative Performance on the Valuation Date.

          "Holder" shall have the meaning set forth on the reverse of this
Security.

          "Indenture" shall have the meaning set forth on the reverse of this
Security.

          "Initial S&P 100 Index Level" shall equal 644.19, the Closing Index
Level of the S&P 100 Index on November 7, 2006.

          "Initial Russell 2000 Index Level" shall equal 764.39, the Closing
Index Level of the Russell 2000 Index on November 7, 2006.

          "Market Disruption Event", with respect to the S&P 100 Index or any
Successor Index or the Russell 2000 Index or any Successor Index shall mean any of the following events has occurred on any day as determined by the Calculation
Agent in its sole discretion:

     (1) A material suspension of or limitation imposed on trading relating to the securities that then comprise 20% or more of the S&P 100 Index or any
     Successor Index or the Russell 2000 Index or any Successor Index, by the
     Relevant Exchanges on which those securities are traded, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by that Relevant
     Exchange or otherwise. Limitations on trading during significant market fluctuations imposed pursuant to NYSE Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE, or any other exchange, quotation system or market, any other self regulatory organization or the
     Commission of similar scope or as a replacement for Rule 80B may be considered material.

     (2) A material suspension of, or limitation imposed on, trading in futures or options contracts relating to the S&P 100 Index or any Successor Index or the Russell 2000 Index or any Successor Index by the primary exchange or quotation system on which those futures or options contracts are traded, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by the exchanges or otherwise.

     (3) Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the securities that then comprise 20% or more of the S&P 100 Index or any Successor Index or the Russell 2000 Index or any
     Successor Index on the Relevant Exchanges on which those securities are traded, at any time during the one-hour period that ends at the Close of
     Trading on that day.

     (4) Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to the
     S&P 100 Index or any Successor Index or the Russell 2000 Index or any
     Successor Index on the primary exchange or quotation system on which those futures or options contracts are traded at any time during the one-hour period that ends at the Close of Trading on that day.

                                                                               8

     (5) The closure of the Relevant Exchanges on which securities that then comprise 20% or more of the S&P 100 Index or any Successor Index or the
     Russell 2000 Index or any Successor Index are traded or on which futures or options contracts relating to the S&P 100 Index or any Successor Index or the Russell 2000 Index or any Successor Index are traded prior to its scheduled closing time unless the earlier closing time is announced by the
     Relevant Exchanges at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the Relevant Exchanges and
     (ii) the submission deadline for orders to be entered into the Relevant
     Exchanges for execution at the Close of Trading on that day.

For purposes of determining whether a Market Disruption Event has occurred, the relevant percentage contribution of a security to the level of the S&P 100 Index or any Successor Index or the Russell 2000 Index or any Successor Index will be based on a comparison of (x) the portion of the level of the S&P 100 Index or
Successor Index or the Russell 2000 Index or Successor Index attributable to that security and (y) the overall level of the S&P 100 Index or Successor Index or the Russell 2000 Index or Successor Index, in each case immediately before the occurrence of the Market Disruption Event.

          "Maturity Payment Amount" for each $1,000 principal amount of
Securities, shall equal:

          o    If the Final Relative Performance is positive or zero, $1,130.

          o    If the Final Relative Performance is negative:

               $1,000 + ($1,000 x Final Relative Performance).

          If requested by the Trustee, the Maturity Payment Amount shall be determined by the Calculation Agent pursuant to the Calculation Agency
Agreement.

          "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

          "NYSE" shall mean The New York Stock Exchange, Inc.

          "Place of Payment" shall mean the place or places where the principal of (and premium, if any) and interest, if any, on the Securities are payable.

          "Present Value" of $1,000, as determined by the Calculation Agent pursuant to the Calculation Agency Agreement, shall be the present value of
$1,000 on the Valuation Date calculated as of the first Scheduled Trading Day after the Early Redemption Determination Date, computed using a discount rate equal to the USD LIBOR in effect on the first Scheduled Trading Day after the
Early Redemption Determination Date with a designated maturity that corresponds most closely to the period from, and including, such Scheduled Trading Day to, but excluding, the Valuation Date.

          "Redemption Date" shall mean the date that is five Business Days after the Early Redemption Determination Date.

                                                                               9

          "Redemption Index Level" shall mean, (i) in the case of the S&P 100
Index or any Successor Index, the closing level of the S&P 100 Index or such
Successor Index, as the case may be, as reported by S&P or the publisher of such
Successor Index, as the case may be, on the first Scheduled Trading Day after the Early Redemption Determination Date or as determined by the Calculation
Agent pursuant to the Calculation Agency Agreement, or (ii) in the case of the
Russell 2000 Index or any Successor Index, the closing level of the Russell 2000
Index or such Successor Index, as the case may be, as reported by Russell or the publisher of such Successor Index, as the case may be, on the first Scheduled
Trading Day after the Early Redemption Determination Date or as determined by the Calculation Agent pursuant to the Calculation Agency Agreement.

          "Redemption Price" for each $1,000 principal amount of Securities, shall equal:

               Present Value of $1,000 + ($1,000 x Redemption Relative
               Performance);

               provided, however, that in no event shall the Holder owe any amount to the Company.

          "Redemption Relative Performance" shall equal the following:

          Redemption Index Level     Redemption Index Level
             of S&P 100 Index        of Russell 2000 Index
          ---------------------- - -------------------------- + 1.3%
          Initial S&P 100 Index    Initial Russell 2000 Index
                  Level                       Level

          "Relative Performance" on any Scheduled Trading Day shall equal the following:

          Closing Index Level of     Closing Index Level of
              S&P 100 Index            Russell 2000 Index
          ---------------------- - -------------------------- + 1.3%
           Initial S&P 100 Index   Initial Russell 2000 Index
                  Level                       Level

          "Relevant Exchange" shall mean, for any security (or any combination thereof then underlying the S&P 100 Index or any Successor Index or the Russell
2000 Index or any Successor Index), the primary exchange, quotation system
(which includes bulletin board services) or other market of trading for such security.

          "Russell" shall mean the Frank Russell Company.

          "Russell 2000 Index" shall mean the Russell 2000(R) Index, as calculated, published and disseminated by Russell.

          "Scheduled Trading Day" shall mean any day on which the New York Stock
Exchange, the American Stock and Options Exchange, the NASDAQ Global Select
Market, the

                                                                              10

NASDAQ Global Market, the Chicago Mercantile Exchange and the Chicago Board
Options Exchange are scheduled to be open for trading for their respective regular trading sessions.

          "Securities" shall have the meaning set forth on the reverse of this
Security.

          "Security" shall have the meaning set forth on the face of this
Security.

          "S&P" shall mean Standard & Poor's, a division of McGraw-Hill, Inc.

          "S&P 100 Index" shall mean the S&P 100(R) Index, as calculated, published and disseminated by S&P.

          "Stated Maturity Date" shall mean November 11, 2007 (or if November
11, 2007 is not a Business Day, on the next Business Day); provided, that if the
Valuation Date is postponed, the Stated Maturity Date shall be the third
Business Day following the date that the Final Relative Performance on the postponed Valuation Date is determined.

          "Successor Index" shall mean such successor or substitute index as the
Calculation Agent may select pursuant to the Calculation Agency Agreement upon discontinuance of the S&P 100 Index or the Russell 2000 Index.

          "Trustee" shall have the meaning set forth on the reverse of this
Security.

          "Valuation Date" shall mean November 7, 2007; provided, that if a
Market Disruption Event occurs on such day or if such day is not a Scheduled
Trading Day, then the Valuation Date shall be the next following Scheduled
Trading Day on which no Market Disruption Event occurs; provided, however, if a
Market Disruption Event occurs on each of the eight Scheduled Trading Days following the originally scheduled Valuation Date, then (a) that eighth
Scheduled Trading Day shall be deemed the Valuation Date and (b) the Calculation
Agent shall determine the Final Relative Performance based upon its good faith estimate of the level of the Index on that eighth Scheduled Trading Day.

          All terms used but not defined in this Security are used herein as defined in the Calculation Agency Agreement or the Indenture.

                                                                              11

                                   ----------

          The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                 UNIF GIFT MIN ACT - _______ Custodian _______
                                                                    (Cust)           (Minor)
TEN ENT - as tenants by the entireties         under Uniform Gifts to Minors
JT TEN  - as joint tenants with right of       Act _________________________________________
          Survivorship and not as tenants in                       (State)
          common

          Additional abbreviations may also be used though not in the above list.

                                   ----------

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

---------------------

---------------------

________________________________________________________________________________
(Name and Address of Assignee, including zip code, must be printed or typewritten.)

________________________________________________________________________________
the within Security, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
to transfer the said Security on the books of the Company, with full power of substitution in the premises.

     Dated:

                                       _________________________________________

          NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

-------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO
S.E.C. RULE 17Ad-15.